Exhibit 5

                                                      November 25, 2008

Public Service Enterprise Group Incorporated
80 Park Plaza
P.O. Box 1171 Newark, New Jersey 07101-1171

Re:   Public Service Enterprise Group Incorporated  -
      Registration Statement on Form S-3

Ladies and Gentlemen:

      I am Associate General Counsel of Public Service Enterprise Group Incorporated, a New Jersey corporation ("PSEG"), and am rendering this opinion in connection with the preparation and filing with the Securities and Exchange Commission ("the Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Act of: (i) unsecured senior debt securities and unsecured subordinated debt securities, consisting of debentures, notes or other evidence of indebtedness, of PSEG (the "Debt Securities"), which may be issued pursuant to a Senior Debt Indenture dated as of November 1, 1998 between PSEG and US Bank National Association, as successor trustee (as amended or supplemented, the "Senior Debt Indenture") or a Subordinated Debt Indenture to be entered into between PSEG and US Bank National Association, as successor trustee (as amended or supplemented, the "Subordinated Debt Indenture" and, together with the Senior Debt Indenture, the "Indentures"); and any applicable Supplemental Indenture under the Indentures; (ii) shares of common stock, without par value, of PSEG (the "Common Stock"), including, under the PSEG Dividend Reinvestment and Stock Purchase Plan (the "Plan"); (iii) shares of series of preferred stock, without par value (the "Preferred Stock"), of PSEG;
(iv) stock purchase contracts of PSEG to purchase Common Stock ("Stock Purchase Contracts"); and (v) stock purchase units of PSEG, each representing ownership of a

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Stock Purchase  Contract and any Debt  Securities,  or debt obligations of third parties, including U.S. Treasury securities, securing a holder's obligation to purchase Common Stock under the Stock Purchase Contract ("Stock Purchase Units" and, together with the Debt Securities, Common Stock, Preferred Stock and Stock Purchase Contracts, the "Securities").

      I and/or attorneys working under my supervision have conducted such investigations of laws and regulations as I have deemed necessary or appropriate for the purpose of rendering the opinions hereinafter expressed.

      The opinions expressed below are based on the following assumptions:

      (a) the Registration Statement will have become effective;

      (b) the proposed transactions contemplated by the Registration Statement will have been carried out on the basis set forth therein and in conformity with the authorizations, approvals, consents or exemptions under the securities laws of various states and other jurisdictions of the United States;

      (c) prior to the issuance of any series of Debt Securities, shares of Preferred Stock, Stock Purchase Contracts and Stock Purchase Units, the Board of Directors of the Company (the "Board"), a committee thereof, or the Sale and Pricing Committee of the Company pursuant to delegated authority from the Board, will have: (i) authorized the Subordinated Debt Indenture and any Supplemental Indentures under the Indentures, the Stock Purchase Contracts and Stock Purchase Units; (ii) authorized the issuance of, and established the terms of such series of Debt Securities, series of Preferred Stock, Stock Purchase Contracts and Stock Purchase Units, and (iii) authorized the issuance of such Common Stock; and

      (d) the Indentures will have been qualified in accordance with the provisions of the Trust Indenture Act of 1939, as amended;

      (e) the Senior Debt Indenture, any Supplemental Indenture under the Indentures, the Stock Purchase Contracts, Stock Purchase Units and all collateral and related agreements will have been properly executed and delivered;

      (f) the Debt Securities will have been properly executed, authenticated, issued and delivered as provided in the Indenture;

      (g) a Certificate of Amendment to the Certificate of Incorporation of PSEG setting forth the terms of the Preferred Stock will have been executed and filed with the State of New Jersey, and the Preferred Stock will have been duly issued, paid for and delivered;

      (h) the Common Stock will have been duly issued, paid for and delivered, including previously unissued shares of Common Stock in accordance with the terms of the Plan.

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                                       3


      Based upon the foregoing and subject to the limitations herein, I am of the opinion that:

      1. The Company is a corporation duly organized and validly existing under the laws of the State of New Jersey.

      2. The Debt Securities,  Stock Purchase Contracts and Stock Purchase Units
will  be  legally  issued,   valid  and  binding  obligations  of  the  Company,
enforceable in accordance with their terms.

      3. The Common Stock and the Preferred Stock will be legally issued, fully paid and non-assessable.

      I express no opinions as to matters of law in jurisdictions other than the State of New Jersey. My opinions are rendered only with respect to the laws of the State of New Jersey and rules, regulations and orders thereunder which are currently in effect.

      This opinion does not cover the necessity of filings under the provisions of securities laws of any state in which the Securities may be sold.

      The opinion set forth in paragraph 2. above is subject, as to enforcement, to (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

      I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the reference to me under the heading "Legal Matters" in the Prospectus contained therein.

                                                       Very truly yours,

                                                       /s/ James T. Foran
                                                       -------------------------
                                                       James T. Foran
                                                       Associate General Counsel